Exhibit 99.4

CONSENT OF PENG LIU

As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a Director Nominee in the registration statement on Form F-1 of QMSK Technology Co., Ltd.

Dated: March 24, 2025	/s/ Peng Liu
Peng Liu